UNION SECURITIES LTD.

March 29, 2007

Canyon Copper Corp.
1199 West Pender Street
Suite 408
Vancouver, British Columbia
V6E 2R1

Attention: **Anthony Harvey, Chairman**

Re: **Proposed Private Placement of Units**

Dear Sir:

Subject to the terms and conditions herein, Union Securities Ltd. ("Union Securities or the "Agent") would be pleased to act on behalf of Canyon Copper Corp. a public U.S. Corporation whose securities are quoted on the over-the-counter bulletin board in the United States ("Canyon" or the "Corporation") as agent in connection with a proposed private placement on a commercially reasonable basis of units ("Units"), each Unit consisting of one common share and one common share purchase warrant issued by Canyon pursuant to the general terms and conditions (subject to all necessary regulatory approvals) set out herein, including in the term sheet attached as Schedule "A" (the "Offering"). The purpose of this letter is to set forth our mutual understanding of the terms of our engagement.

The Agent proposes the following terms and conditions:

Agency Agreement: The Agent and Canyon, prior to the closing (the "Closing") of the Offering will negotiate, in good faith, an agency agreement (the "Agency Agreement") **which shall incorporate the terms and conditions hereof and contain such additional representations, warranties, covenants, indemnities, contribution provisions and conditions customary for transactions of this nature,** including due diligence out, market out, disaster out and material change out provisions.

Conditions: The Offering will be made outside the U.S. pursuant to an exemption from registration under Regulation S of the U.S. *Securities Act of 1933*, as amended (the "1933 Act"). No securities comprised in the Offering will be offered in the US without the prior written consent of the Corporation. The Shares and Warrants (and upon exercise, the shares underlying the Warrants) comprised within the Units will be considered "restricted securities" under applicable U.S. securities laws and therefore cannot be re-sold, pledged, assigned or otherwise disposed of in the United States unless (i) they are subsequently registered under the 1933 Act or (ii) an exemption from such registration is available for the re-sale of such securities and an opinion of counsel acceptable to the Corporation that the transfer is not in violation of any federal or state securities laws or regulations is provided to the Corporation. The Corporation will apply to have the Shares and the Shares underlying the Warrants comprised within the Units listed on the Toronto Stock Exchange (the "TSX").

Due Diligence:	Canyon shall allow the Agent and its representatives to conduct all due diligence investigations that the Agent may reasonably require to fulfill its obligations as Agent. Such due diligence shall be completed to the satisfaction of the Agent prior to the Closing of the Offering.
Syndication	The Agent will be permitted to syndicate the Offering and will initially include Haywood Securities Inc. for up to 25% of the Offering. The Agent, and any syndicated agent, shall offer the Units only to non-U.S. residents pursuant to Category 3 of Rule 903 of Regulation S without the prior written consent of the Corporation.
Work fee:	Canyon has paid the Agent a non-refundable work fee of US$25,000.00.
Currency:	**All amounts are in U.S. dollars unless otherwise stated.**
Indemnity:	The indemnity appended as Schedule "B" hereto is incorporated herein by reference and forms a part of this Agreement. The provisions of Schedule "B" shall survive completion of the Offering and shall continue in full force and effect to the benefit of the Agent
Confidentiality:	The Agent will keep all information, data and documents provided to it in connection herewith confidential and shall not disclose any of the same or not previously disclosed to the public except: (a) to employees and agents of the Company or its affiliates and to those officers, employees, agents and advisors of the Agent who require access thereto for the purpose of permitting the Agent to execute its obligations hereunder and who agree to keep such information, data and documents confidential and not to disclose the same; (b) as may be required by law in connection with any legal, stock exchange or regulatory proceedings; or (c) with the consent of the Company.
Jurisdiction:	This agreement will be governed by and construed according to the laws prevailing in the Province of Ontario and the federal laws of Canada applicable therein.
Listing:	The Corporation will undertake to become a reporting issuer in Ontario and such other jurisdictions as mutually agreed and list its common shares on the Toronto Stock Exchange or such other Canadian exchange as the Corporation and the Agent may agree.
Counterparts:	This Agreement may be executed in one or more counterparts, in facsimile, portable electronic document format ("PDF") or original form, and when so executed shall form one agreement.

If the foregoing accurately reflects your understanding of the terms of the Offering, please execute a copy of this letter where indicated below and return to Union Securities Ltd. whereupon this letter shall become a binding agreement between us.

Yours very truly,

Union Securities Ltd.

Per: ______________________
John Thompson
Chief Executive Officer and Director

The foregoing accurately reflects the terms of the transaction, which we hereby agree to enter into and the undersigned agrees to be legally bound hereby:

ACCEPTED this 29 day of March, 2007.

Canyon Copper Corp.

Per: ______________________
Anthony Harvey
Chairman

SCHEDULE "A"

CANYON COPPER CORP.
Term Sheet
Private Placement of Units For Financing

Issuer:	Canyon Copper Corp. (the "Corporation")
Agent:	Union Securities Ltd. (the "Agent")
Description of Agency:	The Agent will act as the Corporation's exclusive agent to offer the units (the "Units") in the capital of the Corporation as presently constituted on a commercially reasonably private placement basis. The Agent is not obligated under any circumstances to purchase any Units but may choose to do so in its sole discretion.
Private Placement:	Private Placement of a minimum of US$6,000,000 and up to US$12,000,000 in Units (the "Offering"). Each Unit will consist of one common share (a "Unit Share") and one common share purchase warrant (a "Warrant")
Issue Price:	The Issue Price is to be determined by the Corporation and the Agent as they shall agree.
Size of the Offering:	A minimum of US$6,000,000 and up to US$12,000,000 in Units.
Common Share Purchase Warrants:	Each common share purchase warrant will entitle the holder thereof to purchase an additional common share of the Corporation (a "Warrant Share") at a price to be determined by the Corporation and the Agent as they shall agree for a period of 18 months from the Closing Date (as herein defined).
Over-Allotment Option:	The Corporation will grant to the Agent an over-allotment option ("Over-Allotment Option") to purchase up to an additional 15% of the number of the Units issued pursuant to the Offering, at a price equal to the Issue Price. If exercised, such Over-Allotment Option must be exercised within 10 business days of the Closing Date.
Use of Proceeds:	For exploration and development of the Corporation's properties.
Offering Jurisdictions:	The Offering may be sold only outside the United States and but may not be sold to any resident of the United States or to any person acting on behalf of or for the benefit of a resident of the United States without the prior written consent of the Corporation.
Listing and Reporting Issuer Status	On or before April 30, 2007, the Corporation shall file their final listing application with the Toronto Stock Exchange (the "TSX") to have the Unit Shares comprised within the Units and the Warrant Shares underlying the Warrants comprised within the Units listed on the TSX. On or before Closing the Corporation shall provide the Agent with a copy of the final listing application filed with the TSX and the TSX conditional listing approval (the "TSX Conditional Approval"), which approval shall be subject only to the Corporation completing the financing contemplated herein (the "TSX Financing Condition") or such other conditions as the Corporation and the Agent may agree. The Corporation will undertake to become a reporting issuer in Ontario and such other jurisdictions as mutually agreed.
Closing:	All subscriptions for Units are anticipated to be completed and accepted by the Corporation on closing (the "Closing") to be effected on or before the close of business on the date which is 2 months after the date the Corporation receives the TSX Conditional Approval, which approval shall be subject only to the TSX Financing Condition, or on such other date as agreed to by the Agent and the Corporation (the "Closing Date").

Conditions of Closing:	Pending the Corporation receiving final approval from the TSX to list and trade its securities on the TSX (the "TSX Final Approval") on or before August 31, 2007 (the "Listing Deadline") the Units subscribed for pursuant to the Subscription Agreements and the proceeds of the Offering will be held in escrow. The amount of the proceeds to be held in escrow (the "Escrowed Proceeds") shall be after deduction of the 8% cash commission which shall be paid to the Agent at the Closing Date, and payment of the Agent's expenses in relation to this Offering. Provided the Corporation obtains the TSX Final Approval on or before 5:00 p.m. on the Listing Deadline, the Unit Shares and Warrants comprised within the Units subscribed for pursuant to the Subscription Agreements will be released to the Subscribers, and the Escrowed Proceeds will be released to the Corporation, within 3 business days of obtaining the TSX Final Approval. In the event the Corporation fails to obtain the TSX Final Approval on or before 5:00 p.m. on the Listing Deadline, each Subscriber has the option to: (i) receive 110% of the number of Units subscribed for under its Subscription Agreement as accepted by the Corporation without payment of any further consideration to the Corporation, or (ii) request a refund from the Corporation of that portion of the Escrowed Proceeds equal to the Subscriber's percentage of the Offering. Notification of each Subscriber's intention pursuant notification provisions of the Subscription Agreement must be received in writing by the Corporation within 30 days of the Listing Deadline with a copy to the Agent, at the respective addresses set forth in the Subscription Agreement. If no such notification is received by the Corporation within the 30 day period, the Subscriber shall be deemed to have elected the 110% option in (i) above.
Resale Restrictions:	The Units will be subject to resale restrictions in compliance with applicable Canadian securities laws and with Regulation S of the U.S. *Securities Act of 1933* (the "1933 Act") and shall be considered "restricted securities" that may not be resold in the US unless they are registered under the 1933 Act as amended or pursuant to an exemption from registration. The Offering will not be qualified for sale to the public by way of a final prospectus or by an offering memorandum in the U.S. Pursuant to Canadian securities laws the Unit Shares and Warrants comprised within the Units issued on Closing and any Warrant Shares issued upon due exercise of the Warrants will be subject to a hold period of 4 months and a day from the later of the Closing Date or the date the Corporation becomes a "reporting issuer" in a Canadian jurisdiction.
Costs and Expenses:	Whether or not the Offering is completed reasonable, offering costs, due diligence expenses, travel expenses and other expenses are to be borne by the Corporation, including the fees and disbursements of its designated legal counsel.
Agent's Commission:	8% in cash commission based on Units sold pursuant to the Offering and Over-Allotment Option payable at Closing. In addition, the Corporation will issue to the Agent, at Closing, compensation options (the "Agent's Compensation Options") equal to 10% of the number of Units sold pursuant to the Offering and the Over-Allotment Option. Each Agent's Compensation Option entitles the Agent to purchase one Unit of the Corporation at the Issue Price per Unit at any time prior to the date that is 18 months from Closing.

SCHEDULE "B"

INDEMNITY

Canyon Copper Corp. (the "Indemnitor") hereby agrees to indemnify and hold Union Securities Ltd (the "Agent") and each of the directors, officers, employees, sub-agents and shareholders of the Agent (hereinafter referred to as the "Personnel") harmless from and against any and all expenses, losses, claims, actions, damages or liabilities, whether joint or several (including the aggregate amount paid in reasonable settlement of any actions, suits, proceedings or claims), and the reasonable fees and expenses of its counsel that may be incurred in advising with respect to and/or defending any claim that may be made against the Agent to which the Agent and/or its Personnel may become subject or otherwise involved in any capacity under any statute or common law or otherwise insofar as such expenses, losses, claims, damages, liabilities or actions arise out of or are based, directly or indirectly, upon the performance of professional services rendered to the Indemnitor by the Agent and its Personnel hereunder or otherwise in connection with the matters referred to in the attached letter agreement, provided, however, that this indemnity shall not apply to the extent that a court of competent jurisdiction in a final judgment that has become non-appealable shall determine that:

(i) the Agent or its Personnel have been negligent or exercised bad faith in the course of such performance; and

(ii) the expenses, losses, claims damages or liabilities, as to which indemnification is claimed, were directly caused by the negligence, dishonestly or fraud referred to in (i).

If for any reason (other than the occurrence of any of the events itemized in (i) and (ii) above), the foregoing indemnification is unavailable to the Agent or insufficient to hold it harmless, then the Indemnitor shall contribute to the amount paid or payable by the Agent as a result of such expense, loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the Indemnitor on the one hand and the Agent on the other hand but also the relative fault of the Indemnitor and the Agent, as well as any relevant equitable considerations; provided that the Indemnitor shall in any event contribute to the amount paid or payable by the Agent as a result of such expense, loss, claim, damage or liability any excess of such amount over the amount of the fees received by the Agent hereunder pursuant to the attached letter agreement.

The Indemnitor agrees that in case any legal proceeding shall be brought against the Indemnitor and/or the Agent by any governmental commission or regulatory authority or any stock exchange or other entity having regulatory authority, either domestic or foreign, shall investigate the Indemnitor and/or the Agent and any Personnel of the Agent shall be required to testify in connection therewith or shall be required to respond to procedures designed to discover information regarding, in connection with, or by reason of the performance of professional services rendered to the Indemnitor by the Agent, the Agent shall have the right to employ its own counsel in connection therewith, and the reasonable fees and expenses of such counsel as well as the reasonable costs (including an amount to reimburse the Agent for time spent by its Personnel in connection therewith) and out-of-pocket expenses incurred by their Personnel in connection therewith shall be paid by the Indemnitor as they occur.

Promptly after receipt of notice of the commencement of any legal proceeding against the Agent or any of its Personnel or after receipt of notice of the commencement of any investigation, which is based, directly or indirectly, upon any matter in respect of which indemnification may be sought from the Indemnitor, the Agent will notify the Indemnitor in writing of the commencement thereof and, throughout the course thereof, will provide copies of all relevant documentation to the Indemnitor, will keep the Indemnitor advised of the progress thereof and will discuss with the Indemnitor all significant actions proposed.

The indemnity and contribution obligations of the Indemnitor shall be in addition to any liability which the Indemnitor may otherwise have, shall extend upon the same terms and conditions to the Personnel of the Agent and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Indemnitor, the Agent and any of the Personnel of the Agent. The foregoing provisions shall survive the completion of professional services rendered under the attached letter agreement or any termination of the authorization given by the attached letter agreement.